UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 4, 2007

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2007, Advance America, Cash Advance Centers, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Agreement”) with John I. Hill, who previously served as the Company’s Chief Financial Officer and Principal Accounting Officer.  Pursuant to the Agreement, Mr. Hill will receive severance equal to three hundred sixty-two thousand dollars ($362,000), to be paid in equal regular payroll installments over the next twelve months, and a one time lump sum payment of forty-two thousand two hundred thirty-three dollars ($42,233), representing a pro-rated bonus for 2007, which amount shall be paid when annual bonus payments for 2007 are regularly paid to the Company’s other executives, but not later than March 1, 2008.  All such payments will be made less applicable tax withholdings.  The Agreement does not provide for the acceleration of vesting of any stock options or shares of restricted stock.  The foregoing description is qualified in its entirety by the terms of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1	Separation Agreement and General Release between the Company and John I. Hill, executed September 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    September 7, 2007

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ Patrick O’Shaughnessy
Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President

Exhibit
Number	Description
10.1	Separation Agreement and General Release between the Company and John I. Hill, executed September 4, 2007